      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2002
                                                      REGISTRATION NO. 333-82634
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         WEATHERFORD INTERNATIONAL LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

               BERMUDA                                98-0371344
   (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
   INCORPORATION OR ORGANIZATION)

                                   ----------

           C/O CORPORATE MANAGERS (BARBADOS) LTD.                                   BURT M. MARTIN
                 FIRST FLOOR, TRIDENT HOUSE                            SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                     LOWER BROAD STREET                                     WEATHERFORD INTERNATIONAL, INC.
                    BRIDGETOWN, BARBADOS                                   515 POST OAK BOULEVARD, SUITE 600
                       (246) 427-3174                                            HOUSTON, TEXAS 77027
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                            (713) 693-4000
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                          OFFICES)                                NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                 WITH A COPY TO:

                             ROBERT V. JEWELL, ESQ.
                               W. MARK YOUNG, ESQ.
              ANDREWS & KURTH, MAYOR, DAY, CALDWELL & KEETON L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
          TO BE REGISTERED              REGISTERED              SHARE                   PRICE              REGISTRATION FEE
------------------------------------- ---------------- ------------------------ ----------------------- ------------------------
Common Shares, U.S.$1.00 par value..     1,375,000               N/A                     N/A                 $4,788.66 (1)
===================================== ================ ======================== ======================= ========================


(1) Pursuant to Rule 429(b), a filing fee of $4,788.66 was paid with Registration Statement No. 333-82634. The prospectus included in this post-effective amendment is a combined prospectus and relates to the Registration Statement No. 333-82634 previously filed by Weatherford International, Inc. and declared effective on February 28, 2002, as adopted by Weatherford International Ltd. pursuant to Rule 414 under the Securities Act by this post-effective amendment.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              EXPLANATORY STATEMENT

         This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended, by Weatherford International Ltd., a Bermuda exempted company (which we refer to as Weatherford Bermuda in this explanatory statement), as successor to Weatherford International, Inc., a Delaware corporation (which we refer to as Weatherford Delaware in this explanatory statement). This post-effective amendment amends the registration statement, Registration No. 333-82634 (we refer to the registration statement, Registration No. 333-82634, together with this post-effective amendment as the registration statement), on Form S-3 filed by Weatherford Delaware, prior to the merger described below.

         On June 26, 2002, a newly formed Delaware subsidiary of Weatherford Bermuda merged with and into Weatherford Delaware, with Weatherford Delaware as the surviving corporation. Pursuant to the merger, Weatherford Delaware became a wholly owned, indirect subsidiary of Weatherford Bermuda. As a result of the merger, each share of Weatherford Delaware issued immediately prior to the effective time of the merger automatically converted into the right to receive a common share of Weatherford Bermuda. After completion of the merger, the stockholders of Weatherford Delaware became the shareholders of Weatherford Bermuda which, together with its subsidiaries, will continue to be engaged in the same business that Weatherford Delaware and its subsidiaries were engaged in before the merger.

         Except as modified by this post-effective amendment, including modifications resulting from the incorporation of documents by reference, Weatherford Bermuda, by virtue of this post-effective amendment, expressly adopts the registration statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Prior to this offering, the prospectus that forms a part of this registration statement will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting the prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in the prospectus.

PROSPECTUS


                             1,375,000 COMMON SHARES



                         WEATHERFORD INTERNATIONAL LTD.

                                   ----------

         The common shares offered under this prospectus are issuable on exchange or redemption of exchangeable shares of Weatherford ER Acquireco Inc. We will not receive any cash proceeds for the common shares offered under this prospectus.

         Our common shares are listed and traded on the New York Stock Exchange under the symbol "WFT". On July 2, 2002, the last reported sales price for our common stock on the New York Stock Exchange was $41.35 per common share. Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars.

         Our principal executive offices are located at First Floor, Trident House, Lower Broad Street, Bridgetown, Barbados. Our telephone number is (246) 427-3174.

                                   ----------

         You should carefully review and consider the information under the headings "Forward-Looking Statements" beginning on page 4 and "Risk Factors" beginning on page 6 of this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS PROHIBITED.

                                   ----------

                  The date of this prospectus is _______, 2002.

                                TABLE OF CONTENTS



ABOUT THIS PROSPECTUS............................................................2

WHERE YOU CAN FIND MORE INFORMATION..............................................3

FORWARD-LOOKING STATEMENTS.......................................................4

THE COMPANY......................................................................5

RECENT DEVELOPMENTS..............................................................6

RISK FACTORS.....................................................................6

USE OF PROCEEDS..................................................................7

DESCRIPTION OF OUR SHARE CAPITAL.................................................7

PLAN OF DISTRIBUTION............................................................10

LEGAL MATTERS...................................................................12

EXPERTS.........................................................................12


                              ABOUT THIS PROSPECTUS

         The common shares offered hereby are issuable upon exchange or redemption of exchangeable shares of Weatherford ER Acquireco Inc. ER Acquireco and Weatherford Canada Ltd., an Alberta corporation (which we refer to as WCL), are wholly-owned subsidiaries of Weatherford Bermuda. ER Acquireco issued the exchangeable shares to the shareholders of ER Amalco Inc. and EP Amalco Inc. in exchange for all of the outstanding common shares of ER Amalco and EP Amalco in connection with the acquisition of ER Amalco and EP Amalco by Weatherford International, Inc., a Delaware corporation and our wholly owned indirect subsidiary (which we refer to as Weatherford Delaware).

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. This means we may issue the common shares covered by this prospectus from time to time when the holders of exchangeable shares present their shares for exchange or when we redeem exchangeable shares. Holders of exchangeable shares will receive one common share for each exchangeable share they exchange or we redeem.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

         UNDER NO CIRCUMSTANCES SHOULD THE DELIVERY TO YOU OF THIS PROSPECTUS OR ANY EXCHANGE OR REDEMPTION MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS. IN THIS PROSPECTUS, WHEN WE REFER TO WEATHERFORD BERMUDA AND USE PHRASES SUCH AS "WE" AND "US", WE ARE GENERALLY REFERRING TO WEATHERFORD INTERNATIONAL LTD. AND ITS SUBSIDIARIES AS A WHOLE OR ON A DIVISION BASIS DEPENDING ON THE CONTEXT IN WHICH THE STATEMENTS ARE MADE.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may inspect and copy those reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

         The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. You can also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock is listed.

         We have filed with the SEC a registration statement on Form S-3 covering the common shares offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common shares being offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that were previously filed with the SEC. These documents contain important information about us.

         The following documents that we have filed with the SEC (File No.1-13086) are incorporated by reference into this prospectus:

         o Weatherford Delaware's Annual Report on Form 10-K for the year ended December 31, 2001;

         o Weatherford Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         o Weatherford Delaware's Current Reports on Form 8-K dated January 30, 2002, March 1, 2002, April 5, 2002, April 23, 2002
                  and June 26, 2002;

         o Weatherford Bermuda's Current Report on Form 8-K dated June 26, 2002; and

         o The description of our common shares contained in our Registration Statement on Form S-4, filed with the SEC on April 5, 2002, as amended by Pre-Effective Amendment No. 1 filed with the SEC on May 22, 2002 (Registration No. 333-85644).

         All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in any supplement to this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at First Floor, Trident House, Lower Broad Street, Bridgetown, Barbados, Attention: Secretary (telephone number: (246) 427-3174) or c/o Weatherford International, Inc., 515 Post Oak Blvd., Suite 600, Houston, Texas 77027 ((713)693-4000) Attention: Investor Relations.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, our and Weatherford Delaware's filings with the SEC and our and Weatherford Delaware's public releases contain statements relating to our future results, including certain projections and business trends. These statements may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our and Weatherford Delaware's other disclosures. These risks and uncertainties include, but are not limited to, the following factors as well as the factors discussed in the documents incorporated by reference into this prospectus.

         o Unanticipated costs or nonrealization of expected benefits could affect our projected results. An inability to realize expected benefits of the reorganization (as discussed below under "Recent Developments") within the anticipated time frame, or at all, would likely affect the forward-looking information provided by us. Similarly, any cost or difficulty related to the reorganization and related transactions, which could be greater than expected or thought, would also affect the forward-looking information provided by us.

         o Unanticipated changes in tax laws could have an adverse effect on our financial condition. Any change in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof or differing interpretation or enforcement of applicable law by the U.S. Internal Revenue Service or other taxing authorities would likely affect the forward-looking information provided by us.

         o A downturn in market conditions could affect our projected results. Any material changes in oil and gas supply and demand balance, oil and gas prices, rig count or other market trends would affect our results and would likely affect the forward-looking information provided by us. The oil and gas industry is extremely volatile and subject to change based on political and economic factors outside our control. Through the beginning of 2002, there was a general decrease in prices for oil and natural gas, reflecting diminished demand attributable to political and economic issues. In the last few months, there has been a modest increase and stabilization of prices for oil and natural gas. In addition, the United States economy and most foreign economies appear to have stabilized in the last few months despite their weakening in the prior periods. If an extended regional and/or worldwide recession would occur, it would result in even lower demand and lower prices for oil and gas, which would adversely affect our revenues and income. At this time, we have assumed that material declines during 2002 will be limited to North and Latin America. Furthermore, our forward-looking statements regarding our drilling and completion products and services assume a modest improvement in the international rig count during 2002 and that no extended material declines in the North American rig count will occur.

         o Our results are dependent upon our ability to react to the current market environment. During the fourth quarter of 2001 and 2002 to date, we have implemented a number of programs intended to reduce costs and align our cost structure with the current market environment. Our forward-looking statements assume these measures will generate the savings expected and, if the markets continue to decline, that any additional actions we pursue will be adequate to achieve the desired savings.

         o A material disruption in our manufacturing could adversely affect some divisions of our business. Our forward-looking statements assume that any manufacturing expansion and consolidation will be completed without any further material disruptions. If there are any additional disruptions or excess costs associated with the manufacturing changes, our results could be adversely affected.

         o        Our success is dependent upon the integration of acquisitions.
                  During 2001, we consummated acquisitions of several product lines and businesses, including the acquisition of Johnson Screens. The success of our acquisitions will be dependent on our ability to integrate the product lines and businesses with our existing businesses and eliminate duplicative costs. We incur various duplicative costs during the integration of the operations of acquired businesses into our operations. Our forward-looking statements assume the successful integration of the operations of the acquired businesses and their contribution to our results during 2002; however, there can be no assurance that the expected benefits of these acquisitions will materialize. Integration of acquisitions is something that cannot occur in the short-term and that requires constant effort at the local level to be successful. Accordingly, there can be no assurance as to the ultimate success of these integration efforts.

         o Our long-term growth strategy is dependent upon technological advances. Our ability to succeed with our long-term growth strategy is dependent in part on the technological competitiveness of our products and services. A central aspect of our growth strategy is to enhance the technology of our current products and services, to obtain new technologically-advanced, value-added products through internal research and development and/or acquisitions and to then expand the markets for the technology through the leverage of our worldwide infrastructure. These technological advances include, but are not limited to, our underbalanced drilling technology, expandable technology, production optimization and fiber optic sensor technology. Our forward-looking statements have assumed above-average growth from these new products and services.

         o Currency fluctuations could have a material adverse financial impact on our business. A material decline in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from future changes in currencies.

         o Political disturbances, war, terrorist attacks and changes in global trade policies could adversely impact our operations. We have assumed that there will be no material political disturbances, war, or terrorist attacks and that there will be no material changes in global trade policies.

         o Unexpected litigation and legal disputes could have a material adverse financial impact. If we experience unexpected litigation or unexpected results in our existing litigation that have a material effect on our financial results, the accuracy of the forward-looking statements would be affected. Our forward-looking statements assume that there will be no material unexpected litigation or results.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our and Weatherford Delaware's other filings with the SEC. For additional information regarding risks and uncertainties, please read Weatherford Delaware's other current filings with the SEC under the Exchange Act and the Securities Act, particularly under "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Weatherford Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Weatherford Delaware's Annual Report on Form 10-K for the year ended December 31, 2001. These filings are available free of charge at the SEC's website at www.sec.gov.



                                   THE COMPANY

         Weatherford Bermuda, together with its subsidiaries, is one of the world's leading providers of equipment and services used for the drilling, completion and production of oil and natural gas wells. Weatherford Bermuda was formed as a Bermuda exempted company on April 2, 2002 and became the parent company of Weatherford Delaware as part of a reorganization completed on June 26, 2002. Weatherford Delaware, as we know it today, was formed in connection with the May 1998 merger of Weatherford Enterra, Inc. into EVI, Inc. Weatherford Delaware was incorporated under the laws of Delaware in 1972. Many of our businesses, including those of Weatherford Enterra, have been conducted for more than 50 years.

         We conduct operations in approximately 100 countries and have approximately 485 service and sales locations, which are located in nearly all of the oil and natural gas producing regions in the world. We are among the leaders in each of our primary markets, and our distribution and service network is one of the most extensive in the industry.

         Our business is divided into three principal operating divisions:

            o     Drilling and Intervention Services - This division provides
                  (1) drilling systems, (2) well installation services, (3) cementing products and (4) underbalanced drilling. It is a leader in each of these markets, and this division offers its products and services worldwide. Currently, this division generates approximately 55% of its revenues outside North America.

            o Completion Systems - This division provides a full range of completion products and services. It maintains a growing share of the world's completion market and offers leading proprietary and patented technologies, such as our expandable systems, aimed at minimizing formation damage and maximizing production. Currently, this division generates approximately 59% of its revenues outside North America.

            o Artificial Lift Systems - This division is the only organization in the world that is able to provide all forms of artificial lift used primarily for the production of oil. It also provides production optimization services and automation and monitoring of well head production. The current geographical mix of this division's revenues is 31% United States, 31% Canadian and 38% outside North America.

            In addition to the above operations, historically we operated a Compression Services Division and a Drilling Products Division. In February 2001, Weatherford Delaware completed the merger of essentially all of our Compression Services Division into a subsidiary of Universal Compression Holdings, Inc. in exchange for 13.75 million shares of Universal, or approximately 45% of Universal's currently outstanding common stock. In April 2000, Weatherford Delaware completed the spin-off to its stockholders of our Drilling Products Division through a distribution of the stock of our Grant Prideco, Inc. subsidiary. Grant Prideco's operations have been classified as discontinued in our financial statements.

                               RECENT DEVELOPMENTS

         The stockholders of Weatherford Delaware have approved and we have consummated a reorganization in which Weatherford Delaware became a wholly owned, indirect subsidiary of Weatherford Bermuda. As a result of the reorganization, all outstanding shares of Weatherford Delaware common stock were converted into the right to receive our common shares on a one-for-one basis, so that the stockholders of Weatherford Delaware, including the holders of Weatherford Delaware common stock who became stockholders of Weatherford Delaware as a result of the ER Amalco and EP Amalco acquisition, on the date of the merger became the owners of the same number of our common shares as they previously held in shares of Weatherford Delaware common stock.

         We will continue to conduct the business previously conducted by Weatherford Delaware and its subsidiaries. We consummated the reorganization because international activities are an important part of our current business, and we believe that international operations will account for a greater percentage of our total revenues in the future. Expansion of our international business is an important part of our current business strategy and significant growth opportunities exist in the international marketplace. We believe that reorganizing as a Bermuda company will allow us to implement our business strategy more effectively. In addition, we believe that the reorganization should increase our access to international capital markets and acquisition opportunities, increase our attractiveness to non-U.S. investors, improve global cash management, improve global tax position and result in a more favorable corporate structure for expansion of our current business.

         It is important to note that the United States Congress is considering legislation that, if enacted, would have the effect of eliminating or reducing the anticipated tax benefits of the reorganization. As a result of the increased scrutiny of transactions such as our reorganization, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which could eliminate or substantially reduce the anticipated tax benefits of the reorganization or have a material adverse effect on the tax consequences of the reorganization to Weatherford Bermuda.

                                  RISK FACTORS

         You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in this prospectus (including the risks and other disclosure that are presented in (i) Weatherford Delaware's Annual Report on Form 10-K for the year ended December 31, 2001, (ii) Weatherford Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and (iii) in our Registration Statement on Form S-4, filed with the SEC on April 5, 2002, as amended, under the heading "Risk Factors"), before tendering your exchangeable shares for our common shares.

THE EXCHANGE OF EXCHANGEABLE SHARES IS TAXABLE.

         The exchange of exchangeable shares for our common shares is generally a taxable event in Canada and the United States. A holder's tax consequences can vary depending on a number of factors, including the residency of the holder, the method of the exchange (put, retraction or redemption) and the length of time that the exchangeable shares were held before the exchange.

HOLDERS MAY BE REQUIRED TO MAKE AN ELECTION TO AVOID FUTURE UNITED STATES TAXES.

         While there can be no assurance with respect to the classification, for United States federal income tax purposes, of ER Acquireco, EP Amalco or ER Amalco as a passive foreign investment company, known as "PFIC," each of ER Acquireco, EP Amalco and ER Amalco believes that it did not constitute a PFIC during its taxable years ending before the acquisition of EP Amalco and ER Amalco. Presently, we intend to cause ER Acquireco to avoid PFIC status in the future, although there can be no assurance that we will be able to do so or that our intent will not change. A determination of the foreign corporation's status as a PFIC cannot be made until the close of the taxable year. ER Acquireco intends to monitor its status regularly, and promptly following the end of each taxable year, ER Acquireco will notify United States holders of exchangeable shares if it believes that ER Acquireco was a PFIC for that taxable year.

         If ER Acquireco becomes a PFIC during a United States holder's holding period for exchangeable shares, and the United States holder does not make an election to treat ER Acquireco as a qualified electing fund under Section 1295 of the United States Internal Revenue Code, then a United States holder may be subject to additional tax and interest on excess distributions with respect to, and gains from the disposition of, the exchangeable shares.

                                 USE OF PROCEEDS

         The common shares offered under this prospectus are issuable on exchange or redemption of exchangeable shares. We will not receive any cash proceeds on exchange or redemption for the exchangeable shares.

                        DESCRIPTION OF OUR SHARE CAPITAL

         Our authorized share capital consists of 500,000,000 common shares, par value US$1.00 per share, and 10,000,000 undesignated preference shares, par value US$1.00 per share. The following summary is qualified in its entirety by the provisions of Weatherford Bermuda's Memorandum of Association and Weatherford Bermuda's bye-laws, which are both publicly available. As of July 2, 2002, there were 120,137,839 common shares issued and outstanding (excluding common shares held by subsidiaries) and no preference shares issued and outstanding.

COMMON SHARES

         Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote. Bermuda law also requires that shareholders be given at least five days' advance notice (unless shorter notice is agreed, as described below) of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Weatherford Bermuda's bye-laws provide that the chairman or Weatherford Bermuda's board of directors may convene an annual general meeting or a special general meeting. Under Weatherford Bermuda's bye-laws, at least 10 days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority of the shareholders entitled to attend and vote at the meeting holding not less than 95% of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy a majority of the shares entitled to vote at such meeting.

         Holders of Weatherford Bermuda common shares are entitled to one vote per share on all matters submitted to a vote of the holders of common shares of Weatherford Bermuda. Weatherford Bermuda's bye-laws do not provide for cumulative voting. Except as specifically provided in Weatherford Bermuda's bye-laws or in the Companies Act, any action to be taken by the shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and voting at such meeting.

There are no limitations imposed by Bermuda law or Weatherford Bermuda's bye-laws on the right of shareholders who are not Bermuda residents to hold or vote their Weatherford Bermuda common shares.

PRICE RANGE OF COMMON SHARES

         Our common shares are traded on The New York Stock Exchange under the symbol "WFT." The following table sets forth, for the periods indicated, the high and low sale price per share of our common shares, since the reorganization, and the high and low sale price per share of Weatherford Delaware common stock, prior to the reorganization, in each case on The New York Stock Exchange.

                                                                                         High              Low
                                                                                        (U.S.$)          (U.S.$)
                                                                                        -------          -------
1999 - Weatherford Delaware
First Quarter........................................................................    29.63            16.75
Second Quarter.......................................................................    39.69            22.94
Third Quarter........................................................................    40.44            29.75
Fourth Quarter.......................................................................    42.13            28.25
2000 - Weatherford Delaware (a)
First Quarter........................................................................    62.00            34.88
Second Quarter.......................................................................    61.69            35.00
Third Quarter........................................................................    50.25            36.38
Fourth Quarter.......................................................................    49.38            31.75
2001 -Weatherford Delaware
First Quarter........................................................................    58.94            42.31
Second Quarter.......................................................................    60.38            44.38
Third Quarter........................................................................    48.25            22.69
Fourth Quarter.......................................................................    39.13            24.19
2002 - Weatherford Delaware
First Quarter........................................................................    49.81            32.56
Second Quarter (through June 26, 2002)...............................................    54.25            42.75
2002 - Weatherford Bermuda
Second Quarter:  from June 27, 2002 to July 2, 2002..................................    46.63            41.19

----------
(a) The price of Weatherford Delaware's common stock and Weatherford Bermuda's common shares, subsequent to April 14, 2000, reflects the spin-off of Grant Prideco.

DIVIDEND RIGHTS

         Under Bermuda law, a company's board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Each Weatherford Bermuda common share is entitled to dividends if, as and when dividends are declared by its board of directors, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on Weatherford Bermuda's ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of Weatherford Bermuda's common shares.

         Any cash dividends payable to shareholders of Weatherford Bermuda at any time when the corresponding shares are quoted on The New York Stock Exchange will be paid to American Stock Transfer & Trust Company, Weatherford Bermuda's transfer agent in the United States, for disbursement to those holders. Weatherford Bermuda does not anticipate that it will pay any cash dividends on its common shares for the foreseeable future.

PREEMPTIVE, REDEMPTION, SINKING FUND AND CONVERSION RIGHTS

         Holders of Weatherford Bermuda's common shares have no preemptive, redemption, conversion or sinking fund rights.

REGISTRAR OR TRANSFER AGENT

         A register of holders of the Weatherford Bermuda common shares will be maintained by Codan Services Limited in Bermuda, and a branch register will be maintained in the United States by American Stock Transfer & Trust Company, who will serve as branch registrar and transfer agent.

PREFERRED SHARES

         Pursuant to Bermuda law and Weatherford Bermuda's bye-laws, its board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of Weatherford Bermuda.

ANTI-TAKEOVER PROVISIONS

         Weatherford Bermuda's bye-laws have provisions that could have an anti-takeover effect. In addition, Weatherford Bermuda's bye-laws include an "advance notice" provision that places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Weatherford Bermuda.

         Directors can be removed from office at a special general meeting of shareholders only for cause by the affirmative vote of the holders of a majority of the voting power of Weatherford Bermuda on the relevant record date. The board of directors does not have the power to remove directors. These provisions can delay a shareholder from obtaining majority representation on the board of directors.

         The bye-laws also provide that the board of directors will consist of not less than three nor more than 18 persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

         The bye-laws of Weatherford Bermuda provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the bye-laws, the shareholder must have given timely notice thereof in proper written form to the Secretary of Weatherford Bermuda and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission or by The New York Stock Exchange or any other exchange on which Weatherford Bermuda's securities are traded. To be timely for consideration at the annual general meeting, such shareholder's notice must be received by the Secretary at Weatherford Bermuda's principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 60 days before or after such anniversary date, not later than the 7th day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Weatherford Bermuda by the Secretary of Weatherford Bermuda within the time limits described above. In addition, the Companies Act provides for a mechanism by which not less than 100 shareholders or shareholders holding at least 5% of the voting power of a Bermuda company may require the company to give notice of a resolution that may properly be moved at an annual general meeting of the company, or to circulate to members entitled to notice of any general meeting a statement with respect to any proposed resolution or business to be dealt with at that meeting.

         Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Weatherford Bermuda's common shares must be taken at a duly called special or annual general meeting of shareholders unless taken by written resolution signed by or on behalf of all holders of common shares. Under the bye-laws, special general meetings may be called at any time by the chairman, the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act permits shareholders holding at least 10% of the paid-up capital of a company entitled to vote at general meetings to requisition a special general meeting.

         The board of directors is authorized to issue, from time to time, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with rights that could discourage a takeover or other transaction that holders of some or a majority of the Weatherford Bermuda common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

                              PLAN OF DISTRIBUTION

         In connection with the acquisition, ER Acquireco issued 1,375,000 exchangeable shares in exchange for all outstanding common shares of ER Amalco and EP Amalco. Our common shares may be issued to holders of exchangeable shares through the holder's election, ER Acquireco's redemption, or ER Acquireco's or our liquidation.

ELECTION OF HOLDERS TO RETRACT OR PUT EXCHANGEABLE SHARES

         Holders of exchangeable shares may elect at any time to have any or all of their exchangeable shares exchanged for an equal number of our common shares, plus an additional amount equivalent to all declared and unpaid dividends on such exchangeable shares. The holder's exercise of this election right may be effected by a retraction, if the holder requires ER Acquireco to purchase the exchangeable shares, or an exchange put, if the holder requires WCL to purchase the exchangeable shares. In either case the purchase price will be paid to the holder in our common shares.

         Retraction Right. Holders of exchangeable shares may retract by presenting to ER Acquireco the certificates representing the number of exchangeable shares the holder desires to retract, together with a signed notice of retraction specifying the number of exchangeable shares the holder wishes to retract and the date the holder desires to have ER Acquireco redeem the exchangeable shares, and acknowledging WCL's overriding right to purchase the exchangeable shares submitted for retraction as described below. This retraction date must be a business day between ten and 15 business days after ER Acquireco receives the notice of retraction. ER Acquireco may require the holder to submit additional documents to complete the retraction.

         Upon receipt of the exchangeable share certificates, the notice of retraction and other required documentation from the holder, ER Acquireco will immediately notify WCL of such retraction request. WCL will then have five business days to decide to exercise its retraction call right to purchase all of the exchangeable shares submitted by the holder. If WCL does not advise ER Acquireco within that five business day period of its decision to exercise this retraction call right, ER Acquireco will notify the holder as soon as possible thereafter that WCL will not exercise such right. A holder may revoke his or her notice of retraction at any time before the close of business on the business day before the retraction date. If the holder does not revoke his or her notice of retraction, on the retraction date the exchangeable shares that the holder has requested ER Acquireco to redeem will be acquired by WCL (assuming WCL exercises its retraction call right) or redeemed by ER Acquireco. In either case the holder will receive one common share for each exchangeable share retracted, plus an additional amount equivalent to all declared and unpaid dividends on exchangeable shares. WCL or ER Acquireco, as the case may be, will be entitled to liquidate some of the common shares otherwise deliverable to the holder to fund any statutory withholding tax obligation.

         Exchange Put Right. In lieu of a retraction, holders of exchangeable shares may put their exchangeable shares to WCL in exchange for an equal number of common shares, plus an additional amount equivalent to all declared and unpaid dividends on such exchangeable shares, by presenting to WCL the certificates representing the number of exchangeable shares the holder desires to put, together with a signed notice of put exercise specifying the number of exchangeable shares the holder wishes to put, and such other documents and instruments as may be required to effect a transfer of exchangeable shares under the Business Corporations Act (Alberta) and the bylaws of ER Acquireco. WCL may require the holder to submit additional documents to complete the put.

         Upon receipt by WCL of the exchangeable share certificates, the notice of put and other required documentation from the holder, WCL will deliver (subject to receipt from Weatherford) to the holder one common share for each exchangeable share put to WCL, plus an additional amount equivalent to all declared and unpaid dividends on exchangeable shares. WCL will be entitled to liquidate some of the common shares otherwise deliverable to the holder to fund any statutory withholding tax obligation.

REDEMPTION OF EXCHANGEABLE SHARES

         Subject to WCL's redemption call right described below, ER Acquireco must redeem all of the then outstanding exchangeable shares in exchange for an equal number of common shares, plus an additional amount equivalent to all declared and unpaid dividends on exchangeable shares, on the automatic redemption date. The automatic redemption date is expected to be (i) December 19, 2006, (ii) a later date specified by the ER Acquireco board of directors, or
(iii) an earlier date specified by the ER Acquireco board of directors if there are fewer than 275,000 issued and outstanding exchangeable shares held by holders other than WCL or any other of our subsidiaries.

         WCL has a redemption call right to purchase on the automatic redemption date all of the outstanding exchangeable shares. To exercise the redemption call right, WCL must notify ER Acquireco at least 45 days before the automatic redemption date. ER Acquireco will, at least 30 days before the automatic redemption date, provide the registered holders of exchangeable shares with written notice of ER Acquireco's proposed redemption or WCL's purchase of the exchangeable shares. This notice will set out the formula for determining the number of common shares to be received by holders of exchangeable shares and the automatic redemption date. ER Acquireco or WCL, as the case may be, will be entitled to liquidate some of the common shares otherwise deliverable to the holder to fund any statutory withholding tax obligation.

LIQUIDATION OF ER ACQUIRECO OR WEATHERFORD

         In order that the holders of exchangeable shares will be able to participate on a pro rata basis with the other holders of our common shares in the distribution of our assets in connection with any liquidation of Weatherford Bermuda, prior to such an event, all of the outstanding exchangeable shares will automatically be exchanged for our common shares. WCL will be deemed to have purchased each exchangeable share outstanding prior to the liquidation event. In connection with this exchange, holders of exchangeable shares will acquire our common shares. At the request of a holder of exchangeable share certificates, WCL will deliver to the holder certificates representing our common shares.

         WCL has a liquidation call right to purchase all of the outstanding exchangeable shares in the event of a liquidation of ER Acquireco. To exercise the liquidation call right, WCL must notify ER Acquireco at least 30 days before the liquidation date in the event of a voluntary liquidation and at least five business days before the liquidation date in the event of an involuntary liquidation. ER Acquireco will notify the holders of exchangeable shares as to whether or not WCL has exercised its liquidation call right. Upon receipt by WCL of the exchangeable share certificates and such other documents and instruments as may be required to effect a transfer of exchangeable shares under the Business Corporations Act (Alberta) and the bylaws of ER Acquireco, WCL will deliver to the holder one common share for each exchangeable share held, plus an additional amount equivalent to all declared and unpaid dividends on exchangeable shares. WCL will be entitled to liquidate some of the common shares otherwise deliverable to the holder to fund any statutory withholding tax obligation.

CERTAIN PROVISIONS OF BERMUDA LAW

         The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

         This prospectus will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

         In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.


                                  LEGAL MATTERS

         Conyers Dill & Pearman, Weatherford Bermuda's special counsel, has advised us with respect to the validity of the Weatherford Bermuda common shares offered by this prospectus.

                                     EXPERTS

         The consolidated financial statements and the related consolidated financial statement schedule of Weatherford Delaware appearing in Weatherford Delaware's Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Weatherford Delaware and the related consolidated financial statement schedule incorporated by reference in this prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts shown other than the Securities and Exchange Commission registration fee are estimated.

     Securities and Exchange Commission registration fee ................   $ 4,789
     The New York Stock Exchange Listing fee.............................     1,500
     Legal fees and expenses ............................................     7,500
     Accounting fees and expenses........................................     3,500
       Blue sky fees and expenses........................................         0
     Miscellaneous ......................................................       111
                                                                            -------
          Total .........................................................   $17,400
                                                                            =======

----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Weatherford International Ltd. is a Bermuda exempted company.
Section 98 of the Companies Act of 1981 of Bermuda, as amended (the Companies
Act), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. In addition, Weatherford International Ltd. expects to enter into indemnification agreements with its directors and certain executive officers.

         Weatherford International Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act.

ITEM 16.  EXHIBITS

  EXHIBIT NO.                                                   EXHIBIT
  -----------                                                   -------
     3.1*         --  Memorandum of Association of Weatherford International Ltd. (incorporated by reference to
                      Annex II to the proxy statement/prospectus included in Weatherford International Ltd.'s
                      Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644)
                      filed with the SEC on May 22, 2002).

     3.2*         --  Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Weatherford
                      International Ltd.'s Amendment No. 1 to the Registration Statement on Form S-4
                      (Registration No. 333-85644) filed with the SEC on May 22, 2002).

     3.3*         --  Bye-laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Weatherford International Ltd.'s Amendment No. 1 to
                      the Registration Statement on Form S-4 (Registration No. 333-85644) filed with the SEC on
                      May 22, 2002).

     4.1*         --  See Exhibits numbered 3.1 and 3.3 for provisions of the Memorandum of Association and
                      Bye-laws of Weatherford International Ltd. defining the rights of the holders of common shares.

     4.2*         --  Registration Rights Agreement dated December 19, 2001 by and among Weatherford ER Acquireco
                      Inc., Weatherford Canada Ltd., A. Lynn Biluk, Jamie E. Biluk, N. Scott A. Biluk and Tracey
                      L. Biluk (incorporated by reference to Exhibit 4.17 to Weatherford International, Inc.'s
                      Registration Statement on Form S-3 (Registration No. 333-82634) filed with the SEC on
                      February 13, 2002).

     4.3*         --  Exchange Rights Agreement dated December 19, 2001, by and   among Weatherford
                      International, Inc., Weatherford Canada  Ltd., Weatherford ER Acquireco Inc., Jamie E.
                      Biluk, N. Scott A. Biluk, A. Lynn Biluk and Tracy L. Biluk (incorporated by reference to
                      Exhibit 4.18 to Registration Statement on Form S-3 (Reg. No. 333-82634) filed on February
                      13, 2002).

     4.4          --  Amending Agreement dated June 26, 2002, by and among Weatherford International, Inc.,
                      Weatherford International Ltd., Weatherford Canada  Ltd., Weatherford ER Acquireco Inc.,
                      Jamie E. Biluk, N. Scott A. Biluk, A. Lynn Biluk and Tracy L. Biluk.

     5.1          --  Opinion of Conyers Dill & Pearman as to the legality of the Securities.

     23.1         --  Consent of Ernst & Young LLP, with respect to the financial statements of Weatherford
                      International, Inc.

     23.2         --  Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

     24.1         --  Power of Attorney.

--------

*  Incorporated by Reference as Indicated.

ITEM 17.  UNDERTAKINGS

     A.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. We hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described in Item 15 above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 5th, 2002.

                                WEATHERFORD INTERNATIONAL LTD.


                                By:                        *
                                         ---------------------------------------

                                                  Bernard J. Duroc-Danner

                                     President, Chief Executive Officer,
                                     Chairman of the Board and Director
                                     (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates as indicated.

             SIGNATURE                                          TITLE                                   DATE
             ---------                                          -----                                   ----
                *                     President, Chief Executive Officer, Chairman of the
--------------------------------      Board and Director (Principal Executive Officer)
(Bernard J. Duroc-Danner)

                *                     Senior Vice President, Chief Financial Officer and
--------------------------------      Assistant Treasurer (Principal Financial and Accounting
(Lisa W. Rodriguez)                   Officer)

                *                     Director
--------------------------------
(David J. Butters)

                *                     Director
--------------------------------
(Philip Burguieres)

                *                     Director
--------------------------------
(Sheldon B. Lubar)

                *                     Director
--------------------------------
(William E. Macaulay)

                *                     Director
--------------------------------
(Robert B. Millard)

                *                     Director
--------------------------------
(Robert K. Moses, Jr.)

                *                     Director
--------------------------------
(Robert A. Rayne)

                                                                                                   July 5, 2002
*By: /s/ Burt M. Martin
    ----------------------------
           Burt M. Martin
          Attorney-in-fact

                                LIST OF EXHIBITS


  EXHIBIT NO.                                                   EXHIBIT
  -----------                                                   -------
     3.1*         --  Memorandum of Association of Weatherford International Ltd. (incorporated by reference to
                      Annex II to the proxy statement/prospectus included in Weatherford International Ltd.'s
                      Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644)
                      filed with the SEC on May 22, 2002).

     3.2*         --  Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Weatherford
                      International Ltd.'s Amendment No. 1 to the Registration Statement on Form S-4
                      (Registration No. 333-85644) filed with the SEC on May 22, 2002).

     3.3*         --  Bye-laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Weatherford International Ltd.'s Amendment No. 1 to
                      the Registration Statement on Form S-4 (Registration No. 333-85644) filed with the SEC on
                      May 22, 2002).

     4.1*         --  See Exhibits numbered 3.1 and 3.3 for provisions of the Memorandum of Association and
                      Bye-laws of Weatherford International Ltd. defining the rights of the holders of common shares.

     4.2*         --  Registration Rights Agreement dated December 19, 2001 by and among Weatherford ER Acquireco
                      Inc., Weatherford Canada Ltd., A. Lynn Biluk, Jamie E. Biluk, N. Scott A. Biluk and Tracey
                      L. Biluk (incorporated by reference to Exhibit 4.17 to Weatherford International, Inc.'s
                      Registration Statement on Form S-3 (Registration No. 333-82634) filed with the SEC on
                      February 13, 2002).

     4.3*         --  Exchange Rights Agreement dated December 19, 2001, by and   among Weatherford
                      International, Inc., Weatherford Canada  Ltd., Weatherford ER Acquireco Inc., Jamie E.
                      Biluk, N. Scott A. Biluk, A. Lynn Biluk and Tracy L. Biluk (incorporated by reference to
                      Exhibit 4.18 to Registration Statement on Form S-3 (Reg. No. 333-82634) filed on February
                      13, 2002).

     4.4          --  Amending Agreement dated June 26, 2002, by and among Weatherford International, Inc.,
                      Weatherford International Ltd., Weatherford Canada  Ltd., Weatherford ER Acquireco Inc.,
                      Jamie E. Biluk, N. Scott A. Biluk, A. Lynn Biluk and Tracy L. Biluk.

     5.1          --  Opinion of Conyers Dill & Pearman as to the legality of the Securities.

     23.1         --  Consent of Ernst & Young LLP, with respect to the financial statements of Weatherford
                      International, Inc.

     23.2         --  Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

     24.1         --  Power of Attorney.

--------

*  Incorporated by Reference as Indicated.